SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 29, 2002

CABLEVISION SYSTEMS CORPORATION
(Exact Name of Registrant as specified in its charter)

Delaware
(State of Incorporation)

1-14764 (Commission File Number)	11-3415180 (IRS Employer Identification Number)

CSC HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State of Incorporation)

1-9046 (Commission File Number)	11-2776686 (IRS Employer Identification Number)

1111 Stewart Avenue, Bethpage, New York 11714
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(516) 803-2300

ITEM 5.	OTHER EVENTS

                         Cablevision Systems Corporation and CSC Holdings, Inc. (collectively, the “Company”) hereby supplement and, to the extent any prior disclosure in the Company’s Form 10-K for the year ended December 31, 2001 (the “Form 10-K”) is inconsistent herewith, amend the Form 10-K as follows:

                         On April 29, 2002, Yankees Entertainment & Sports Network, LLC (the “YES Network”) filed a complaint against the Company in the United States District Court, Southern District of New York. The complaint arises from the failure of the YES Network and the Company to reach agreement on the carriage of programming of the YES Network (primarily New York Yankees baseball games) on the Company’s cable television systems.

                         The complaint alleges a variety of anticompetitive acts that allegedly violate Section 2 of the Sherman Act, Section 7 of the Clayton Act and Section 340 of New York’s Donnelly Act.

                         The complaint seeks declaratory judgments as to violations of laws, treble damages and injunctive relief, including an injunction requiring the Company to carry the YES Network on its cable television systems.

                         The Company believes that the claims set forth in the complaint are without merit and intends vigorously to contest the lawsuit.

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

                         None.

SIGNATURE

                         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CABLEVISION SYSTEMS CORPORATION
By:	/s/ Andrew B. Rosengard

	Name: Title:	Andrew B. Rosengard Executive Vice President - Finance

Dated: May 1, 2002

                         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

CSC HOLDINGS, INC.
By:	/s/ Andrew B. Rosengard

	Name: Title:	Andrew B. Rosengard Executive Vice President - Finance

Dated: May 1, 2002